UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2006

Kohlberg Capital Corporation

(Exact name of registrant as specified in charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 455-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2006, Kohlberg Capital Corporation (the “Company”) entered into a Master Par/Near Par Participation Agreement (the “Agreement”) with Katonah X CLO Ltd. (“Katonah”) relating to the acquisition by the Company of certain loans, commitments and other debt instruments held by Katonah (the “Assets”). Pursuant to the Agreement, the Company will purchase from Katonah the Assets for an aggregate purchase price of approximately $185 million. The acquisition will initially be by means of a participation and will close on December 18, 2006. The Agreement provides that upon receipt of all necessary consents, the Assets will be assigned to the Company. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Master Par/Near Par Participation Agreement, dated December 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOHLBERG CAPITAL CORPORATION

By:	/s/ Michael I. Wirth
Name:	Michael I. Wirth
Title:	Chief Financial Officer

Date: December 15, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Master Par/Near Par Participation Agreement, dated December 11, 2006